                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                              ITC/\DELTACOM, INC.

1.  NAME.
          The name of the corporation is ITC/\DeltaCom, Inc. (the
"Corporation").

2.  REGISTERED OFFICE AND AGENT.

          The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.  PURPOSE AND POWERS.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.


4.  CAPITAL STOCK.

    4.1.  Authorized Shares; Increase in Authorized Shares.

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 95,000,000 shares, of which 60,000,000 shares shall be classified as shares of Class A Common Stock, with a par value of $0.01 per share ("Class A Common Stock"), 30,000,000 shares shall be classified as shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), and 5,000,000 shares shall be classified as shares of Preferred Stock, with a par value of $0.01 per share ("Preferred Stock"). The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock." The Board of Directors expressly is authorized to provide for the issuance of shares of Preferred Stock in one or more series without the approval of the stockholders of the Corporation. The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (irrespective of the right to vote thereupon as a class that the holders of the shares of any such class would otherwise be entitled to under Section 242(b)(2) of the Delaware General Corporation Law).

    4.2.  Common Stock.

          4.2.1.  Relative Rights.

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificates of designations filed to establish the respective series of Preferred Stock. Except as provided in this Section 4.2, hereof, each share of Class A Common Stock and Class B Common Stock shall have the same relative rights and be identical in all respects as to all matters.

          4.2.2.  Voting Rights.

          Each holder of shares of Class A Common Stock and each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation. On all matters on which stockholders are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to cast one vote in person or by proxy for each outstanding share of Class A Common Stock held of record by such holder, and every holder of Class B Common Stock shall be entitled to cast ten votes in person or by proxy for each outstanding share of Class B Common Stock held of record by such holder. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights that may be granted to holders of Preferred Stock.

          4.2.3.  Dividends.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Class A Common Stock and Class B Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon; provided, however, that no dividend may be declared and paid to the
         -----------------
holders of the Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class B Common Stock a per-share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class A Common Stock; and provided, further, that no dividend may be declared and paid to the
           -----------------
holders of the Class B Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class A Common Stock a per-share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class B Common Stock. Common Stock dividends declared on Class A Common Stock shall be payable in Class A Common Stock; Common Stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

          4.2.4.  Dissolution, Liquidation, Winding Up.

          In the event of any dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), the holders of record of the Class A Common Stock and the Class B Common Stock then outstanding, and all holders of any class or series of stock entitled to participate (in whole or in part) therewith as to distribution of assets, shall become entitled to participate equally on a per-share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid (or set aside for payment) to the holders of any class or series of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

          4.2.5.  Conversion of Class B Common Stock.

                  4.2.5.(a)  Conversion at Option of Holder.

          Each outstanding share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and non-assessable share of Class A Common Stock, in accordance with Section 4.2.5(d) hereof.

                  4.2.5.(b)  Conversion on Transfer of Shares and Rights.

          Except as otherwise provided in Section 4.2.5(c) hereof, upon any Transfer (as defined in Section 4.2.5(i)) of shares of Class B Common Stock, of rights, options or warrants to purchase Class B Common Stock, or of securities convertible into or exchangeable for shares of Class B Common Stock, in each case to any Person or Persons other than a holder of Class B Common Stock who, prior to such Transfer, Beneficially Owns voting securities or voting interests having votes exceeding 50% of the votes of all of the then outstanding voting securities or voting interests, such shares of Class B Common Stock shall automatically convert into an identical number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally), and such rights, options, warrants or convertible or exchangeable securities shall automatically convert into rights, options or warrants to purchase an identical number of shares of Class A Common Stock or securities convertible into or exchangeable for an identical number of shares of Class A Common Stock (otherwise with terms identical to the rights, options, warrants or convertible or exchangeable securities that so automatically convert), in each case, without any further action on the part of the Corporation or any other Person, and the certificates representing such shares, rights, options, warrants or convertible or exchangeable securities shall be deemed to represent an identical number of shares of Class A Common Stock, or to represent rights, options or warrants to purchase an identical number of shares of Class A Common Stock or to represent securities convertible into or exchangeable for an identical number of shares of Class A Common Stock, as the case may be.

                  4.2.5.(c)  Certain Transfers of Class B Common Stock.

          Notwithstanding Section 4.2.5(b) hereof, if ITC or an ITC Company effects, in a single transaction or in a series of related transactions completed substantially concurrently, a Transfer of shares of Class B Common Stock having votes exceeding 50% of the votes of all of the voting securities of the Corporation outstanding prior to completion of such Transfer (including all of the outstanding shares of Class B Common Stock at such time) to one Person (other than an underwriter of such stock in connection with a bona fide underwriting of such stock), or group of Affiliated Persons, such shares of Class B Common Stock so transferred shall not convert into shares of Class A Common Stock upon such Transfer. Any shares of Class B Common Stock retained by the transferor following any such Transfer pursuant to this Section 4.2.5(c) (other than a Transfer to an Affiliate of the transferor) shall automatically convert into shares of Class A Common Stock upon such Transfer without any further action by the Corporation or any other Person.

                  4.2.5.(d)  Conversion Procedure.

          In the event of any conversion of shares of Class B Common Stock, the holder of such shares shall promptly surrender the certificate or certificates therefor, at the office of the Corporation, or of any transfer agent for such shares, and shall give written notice to the Corporation (the "Notice"), at such office: (i) stating that shares of Class B Common Stock have been, or are to be, as the case may be, converted into shares of Class A Common Stock as provided in this Section 4.2.5; (ii) specifying whether the conversion is to occur pursuant to Section 4.2.5(a) or has occurred pursuant to Section 4.2.5(b) or (c) hereof;
(iii) stating the number of shares of Class B Common Stock that have been or are to be converted; and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock and, if applicable, the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class B Common Stock not so converted, shall be issued, with instructions for delivery thereof. After receipt of such certificates and the Notice, the Corporation or its agent shall as promptly as practicable issue and deliver in accordance with the Notice a certificate or certificates representing the shares of Class A Common Stock to which such holder is entitled, registered in the name of such holder or designee as specified in the Notice, and shall issue and deliver to the holder of Class B Common Stock a certificate or certificates representing the shares of Class B Common Stock, if any, to which such holder remains entitled, registered in the name of such holder or designee as specified in the Notice. The Corporation shall use all reasonable efforts to reflect on its books and records and otherwise give effect to a conversion pursuant to Section 4.2.5(b) or (c), hereof, notwithstanding any failure by the holder to deliver to the Corporation the Notice or the certificates representing the shares subject to such conversion.

                  4.2.5.(e)  Time and Effect of Conversion.

          Each conversion of Class B Common Stock (or of rights, options or warrants to purchase Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock) effected pursuant to this Section 4.2.5 hereof shall be deemed to have been effected (in each case, the "Conversion Time") as follows: (i) with respect to conversions pursuant to Section 4.2.5(a) hereof, as of the close of business on the date on which the certificate or certificates representing the shares of Class B Common Stock to be converted have been surrendered and (ii) with respect to conversions pursuant to Section 4.2.5(b) or Section 4.2.5(c) hereof, as of the close of business on the date on which the Transfer described in Section 4.2.5(b) or Section 4.2.5(c) hereof, as the case may be, shall have been completed. At the Conversion Time, the rights of the holder of such shares of Class B Common Stock as such holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby, which Class A Common Stock shall be deemed to have been issued as of such time, in each case notwithstanding any failure by the holder to deliver to the Corporation the Notice specified in Section 4.2.5(d), or the certificates representing the shares subject to conversion, or the Corporation's failure to issue to the holder certificates representing the shares to be held after the conversion has been effected. All shares of Class B Common Stock converted hereunder shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Class B Common Stock.

                  4.2.5.(f)  Reservation of Shares of Class A Common Stock.

          The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of the Class B Common Stock contemplated herein. All such shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such reasonable action as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or The Nasdaq Stock Market's National Market upon which such shares may be listed or traded.

                  4.2.5.(g)  Subdivisions and Combinations of Shares.

          If the Corporation in any manner subdivides (by any stock split, reclassification, recapitalization or otherwise) or combines the outstanding shares of one class of Common Stock at a time when shares of the other class of Common Stock are outstanding, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

                  4.2.5.(h)  Merger or Consolidation.

          In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive (i) the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of stock, or (ii) per share consideration in the form a share of stock that is substantially similar as to voting, dividend and, if any, liquidation rights as, in the case of holders of Class A Common Stock, a shares of Class A Common Stock and; in the case of holders of Class B Common Stock, a share of Class B Common Stock.

                  4.2.5.(i)  Certain Definitions.

          As used in this Certificate of Incorporation, the terms set forth below shall have the following meanings:

          "Affiliate" of, or "Affiliated" with, a specified Person, means a Person that directly or indirectly Controls (as defined in this Section 4) or is Controlled by , or is under common Control with, the Person specified.

          "Beneficial Ownership" (including the terms "Beneficially Owns," "Beneficially Owned" or "Beneficial Owner") of voting securities or voting interests of a specified Person means ownership by a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the voting power (which includes the power to vote or to direct the voting) of such voting securities or voting interests.

          "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the Beneficial Ownership of voting securities, by contract or otherwise.

          "ITC" shall mean ITC Holding Company, Inc., a Delaware corporation.

          "ITC Company" shall mean an Affiliate of ITC, or a Person that succeeds, directly or indirectly, to the ownership of the business or of all or substantially all of the assets and liabilities or ITC voting securities having voting power sufficient to provide the owner thereof with Control of ITC, whether by merger (including, without limitation, by formation of a holding company), transfer of assets or otherwise.

          "Person" shall include, without limitation, a corporation, a trust, a limited liability company, an association, a partnership, a joint venture, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

          "Transfer" shall include a sale, gift, mortgage, pledge, exchange, assignment or other disposition of Beneficial Ownership (including, without limitation, foreclosure on a pledge, grant of security interest or other encumbrance permitted by clause (ii) below), but shall not include the following: (i) an issuance of securities by the Corporation; (ii) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with a pledgee that is not Affiliated with the transferor; (iii) a transfer (other than by an individual) (A) to a Person (or simultaneous transfers in partial or complete liquidation to or for the benefit of the Persons, if no more than five in number) that Beneficially Owns voting securities or voting interests having votes exceeding 80% of the votes of all of then outstanding voting securities or voting interests of the transferor or (B) to a Person of which the transferor Beneficially Owns voting securities or voting interests having votes exceeding 80% of the votes of all of then outstanding voting securities or voting interests of such Person; or (iv) if the transferor is an individual, a transfer to members of the transferor's immediate family, or to trustees or custodians for their benefit. For purposes of the preceding sentence, "immediate family" shall be deemed to include only the transferor's spouse, children and grandchildren.

    4.3.  Preferred Stock.

          4.3.1.  Issuance, Designations, Powers, Etc.

          The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide (by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law) for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

          (i) the number of shares constituting that series and the distinctive designation of that series;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

          4.3.2.  Dissolution, Liquidation, Winding Up.

          In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

    4.4.  Redemption.

          Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a) The redemption price of the shares to be redeemed pursuant to this Section 4.4 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by one or more Disqualified Holders (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares.

          (b) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof.

          (c) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors.

          (d) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed.

          (e) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption.

          (f) The Board of Directors may also impose additional terms and conditions.

          (g)    For purposes of this Section 4.4:

            (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

            (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this
                  Section 4.4; provided, however, that if shares of stock of
                               -----------------
                  such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

            (iii) "Redemption Date" shall mean the date fixed by the Board of
                  Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.4.

            (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 4.4, at least equal to the price required to be paid pursuant to paragraph (a) of this Section 4.4 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption

                  Securities were fully distributed and trading under normal conditions).

5.  INCORPORATOR; INITIAL DIRECTORS.

    5.1.  Incorporator.

          The name and mailing address of the incorporator (the "Incorporator") are ITC Holding Company, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

    5.2.  Initial Directors.

          The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:

            NAME                            CLASS       MAILING ADDRESS
            ----                            -----       ---------------
Campbell B. Lanier, III                       I    206 West 9th Street
                                                   West Point, Georgia 31833
Andrew M. Walker                              I    206 West 9th Street
                                                   West Point, Georgia 31833
William B. Timmerman                          I    206 West 9th Street
                                                   West Point, Georgia 31833
Robert A. Dolson                             II    206 West 9th Street
                                                   West Point, Georgia 31833
O. Gene Gabbard                              II    206 West 9th Street
                                                   West Point, Georgia 31833
William H. Scott, III                        II    206 West 9th Street
                                                   West Point, Georgia 31833
Donald W. Burton                            III    206 West 9th Street
                                                   West Point, Georgia 31833
Malcolm C. Davenport, V                     III    206 West 9th Street
                                                   West Point, Georgia 31833
William T. Parr                             III    206 West 9th Street
                                                   West Point, Georgia 31833

6.  BOARD OF DIRECTORS.

    6.1.  Classification.

          Except as otherwise provided in this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately by series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2000 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1998 annual meeting of stockholders.

          Notwithstanding the foregoing provisions of this Section 6.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

    6.2.  Removal.

          Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but for cause and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled in accordance with Section 6.3 hereof.

    6.3.  Vacancies and Change of Authorized Number.

          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. In the event that one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Notwithstanding the foregoing, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected. Each director chosen in accordance with this Section 6.3 shall hold office until the next election of the class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

    6.4.  Directors Elected by Holders of Preferred Stock.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6 unless expressly provided by the certificate of designations.

    6.5.  Limitation of Liability.

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit
          -----------------
the liability of a director: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (c) for liability under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 6.5 shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

7.  ACTIONS BY STOCKHOLDERS.

    7.1.  Action at Meetings or By Unanimous Consent.

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

    7.2.  Special Meetings of Stockholders.

          Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation, or (b) a majority of the directors in office, although less than a quorum.

8.  AMENDMENT OF CERTIFICATE OF INCORPORATION.

          Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Section 6 or Section 7 hereof, and this Section 8. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

9.  COMPROMISE OR ARRANGEMENTS.

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

10. AMENDMENT OF BYLAWS.

          In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the Bylaws of the Corporation.

          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 24th day of March, 1997.



                                   ITC HOLDING COMPANY, INC., Incorporator


                                   By: /s/ Kimberley E. Thompson
                                      ------------------------------------
                                      Kimberley  E. Thompson
                                      Vice President, General Counsel
                                      and Secretary